As filed with the Securities and Exchange Commission on September 30, 2015	Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DHX MEDIA LTD.
(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)
1478 Queen Street Halifax, Nova Scotia, B3J 2H7, Canada (Address of Principal Executive Offices) (Zip Code)

DHX MEDIA LTD. AMENDED AND RESTATED STOCK OPTION PLAN AMENDED AND RESTATED EMPLOYEE SHARE PURCHASE PLAN (Full title of the plans)

C T Corporation System
111 Eighth Avenue

New York, NY 10011

(Name and address of agent for service)

(212) 590-9070
(Telephone number, including area code, of agent for service)

The Commission is requested to mail signed copies of all orders, notices and communications to:

Mark Gosine DHX Media Ltd. 1478 Queen Street Halifax, Nova Scotia B3J 2H7, Canada (902) 423-0260	Thomas M. Rose, Esq. Troutman Sanders LLP 401 9th Street, N.W., Suite 1000 Washington, D.C. 20004-2134 Telephone: (757) 687-7715 Facsimile: (757) 687-1529

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Variable Voting Shares, without par value, subject to outstanding options issued under the Stock Option Plan	145,000 shares	US$5.40 (3)(4)	US$783,000	US$90.98
Variable Voting Shares, without par value, subject to options issuable, but not issued, under the Stock Option Plan	605,000 shares	US$6.36 (5)	US$3,847,800	US$447.11
Variable Voting Shares, without par value, reserved for issuance pursuant to the Employee Share Purchase Plan	50,000 shares	US$6.36 (5)	US$318,000	US$36.95
Total	800,000 shares		US$4,948,800	US$575.05
(1)	Variable Voting Shares, without par value of DHX Media Ltd. (the “Registrant”) issuable pursuant to its Amended and Restated Stock Option Plan (the “Option Plan”) and its Amended and Restated Employee Share Purchase Plan (together with the Option Plan, the “Plans”).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Plans.

(3)	Based on the weighted average exercise price of Cdn$7.22 of options granted under the Option Plan issuable for variable voting shares being registered hereunder.

(4)	U.S. dollar amounts are calculated based on the Bank of Canada noon rate of exchange reported on September 28, 2015, which was Cdn$1.00=US$0.7484.

(5)	Calculated in accordance with Rule 457(c) and (h) based on the average of the high and low prices for the Registrant’s variable voting shares reported on the Nasdaq Global Select Market on September 28, 2015, which was US$6.36 per share.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*The information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the Note to Part I of Form S-8 and Rule 428.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the United States Securities and Exchange Commission (the “Commission”), are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 40-F filed with the Commission on September 28, 2015 (File No. 001-37408).

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since June 30, 2015.

(c)	The description of the Registrant’s securities contained in the registration statement on Form 40-F filed with the Commission on May 28, 2015, including any amendment or report filed for the purposes of updating such description.

In addition, unless otherwise stated herein, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. In addition, any report furnished by the Registrant on Form 6-K shall be deemed to be incorporated by reference in the registration statement if and to the extent that such report on Form 6-K so provides.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this document will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this document or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Under the Canada Business Corporations Act and the Registrant’s By-law No. 1, the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity and provided that the director, officer or other individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, if the director, officer or other individual had reasonable grounds for believing that such individual’s conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director, officer or other individual referred to above is entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Registrant or other entity, as described above, if the individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and fulfilled the conditions set forth above.

A policy of directors’ and officers’ liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the Registrant’s by-laws and the Canada Business Corporations Act.

Insofar as the indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The above discussion of the Canada Business Corporations Act and the Registrant’s By-law No. 1 is not intended to be exhaustive and is qualified in its entirety by such Canada Business Corporations Act and the Registrant’s By-law No. 1.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit
4.1	DHX Media Ltd. Amended and Restated Stock Option Plan
4.2	Amended and Restated Employee Share Purchase Plan
5.1	Opinion of Stewart McKelvey
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Stewart McKelvey (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the Signatures page)

Item 9. Undertakings.

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Halifax, Province of Nova Scotia, Canada, on the 30th day of September, 2015.

DHX MEDIA LTD.
(Registrant)

By:	/s/ Mark Gosine
Name:	Mark Gosine
Title:	Corporate Secretary

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Dana Sean Landry and Keith Abriel with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments to the registration statement, new registration statements pursuant to General Instruction E of Form S-8 pertaining to the registration of additional securities and post-effective amendments thereto, and any and all other documents in connection therewith to be filed with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Dana Sean Landry Dana Sean Landry	Chief Executive Officer and Director (Principal Executive Officer)	September 30, 2015

/s/ Keith Benjamin Abriel Keith Benjamin Abriel	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 30, 2015

/s/ Michael Patrick Donovan Michael Patrick Donovan	Executive Chairman and Director	September 30, 2015

/s/ Michael Hirsh Michael Hirsh	Vice Chairman and Director	September 30, 2015

/s/ Sir Judson Graham Day Sir Judson Graham Day	Director	September 30, 2015

/s/ Elizabeth Jane Beale Elizabeth Jane Beale	Director	September 30, 2015

/s/ David Cameron Colville David Cameron Colville	Director	September 30, 2015

/s/ Donald Geoffrey Machum Donald Geoffrey Machum	Director	September 30, 2015

/s/ Robert George Sobey Robert George Sobey	Director	September 30, 2015

Catherine Johnson Tait	Director	_________, 2015

/s/ Donald Arthur Wright Donald Arthur Wright	Director	September 30, 2015

AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of DHX Media Ltd. in the United States, on the 30th day of September, 2015.

PUGLISI & ASSOCIATES

By:	/s/ Gregory F. Lavelle
Name:	Gregory F. Lavelle
Title:	Managing Director

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1	DHX Media Ltd. Amended and Restated Stock Option Plan
4.2	Amended and Restated Employee Share Purchase Plan
5.1	Opinion of Stewart McKelvey
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Stewart McKelvey (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the Signatures page)